EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0000001 per share, of ZKH Group Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 5, 2024.

Li Yan

By:	/s/ Li Yan
Name: Li Yan

Shanghai Xiuying Enterprise Management
Consulting Partnership (Limited Partnership)

By:	/s/ Yingchun Zhu
Name: Yingchun Zhu
Title: Authorized Signatory

Shanghai Dingxiao Enterprise Management
Consulting Center (Limited Partnership)

By:	/s/ Li Yan
Name: Li Yan
Title: Authorized Signatory

Shanghai Dingman Enterprise Management Co., Ltd.

By:	/s/ Li Yan
Name: Li Yan
Title: Legal Representative

Eastern Bell International XIII Limited

By:	/s/ Yingchun Zhu
Name: Yingchun Zhu
Title: Director

Eastern Bell Capital Fund I, L.P.

By:	/s/ Li Yan
Name: Li Yan
Title: Authorized Signatory

Eastern Bell Capital Limited

By:	/s/ Li Yan
Name: Li Yan
Title: Director

Ningbo Huichen Runze Investment Partnership (L.P.)

By:	/s/ Yingchun Zhu
Name: Yingchun Zhu
Title: Authorized Signatory

Ningbo Zhongding Lilong Investment
Management Center (Limited Partnership)

By:	/s/ Yingchun Zhu
Name: Yingchun Zhu
Title: Authorized Signatory

Ningbo Dingpu Venture Capital Partnership
(Limited Partnership)

By:	/s/ Yingchun Zhu
Name: Yingchun Zhu
Title: Authorized Signatory